Exhibit T3A-23

NEW YORK STATE DEPARTMENT OF STATE

DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE

FILING RECEIPT

ENTITY NAME : CSAC ACQUISITION NY CORP.
DOCUMENT TYPE : CERTIFICATE OF INCORPORATION
ENTITY TYPE : DOMESTIC BUSINESS CORPORATION

DOS ID : 7148985
FILE DATE : 10/02/2023
FILE NUMBER : 231003003371
TRANSACTION NUMBER : 202310020006174-2489816
EXISTENCE DATE : 10/02/2023
DURATION/DISSOLUTION : PERPETUAL
COUNTY : ERIE

SERVICE OF PROCESS ADDRESS : C/O CORPORATE CREATIONS NETWORK INC.
600 MAMARONECK AVENUE #400,
HARRISON, NY, 10528, USA

ELECTRONIC SERVICE OF PROCESS EMAIL ADDRESS : N/A

FILER : HODGSON RUSS LLP
DEBORAH E. KALSTEK, PARALEGAL, THE GUARANTY BLDG.,
140 PEARL ST., STE. 100
BUFFALO, NY, 14202, USA

SERVICE COMPANY : SPI CORPORATE SOLUTIONS INC.
SERVICE COMPANY ACCOUNT : MT

AVR Data Room
Emma McBride

You may verify this document online at : http://ecorp.dos.ny.gov
AUTHENTICATION NUMBER : 100004424396

TOTAL FEES:	$160.00	TOTAL PAYMENTS RECEIVED:	$160.00
FILING FEE:	$125.00	CASH:	$0.00
CERTIFICATE OF STATUS:	$0.00	CHECK/MONEY ORDER:	$0.00
CERTIFIED COPY:	$10.00	CREDIT CARD:	$0.00
COPY REQUEST:	$0.00	DRAWDOWN ACCOUNT:	$160.00
EXPEDITED HANDLING:	$25.00	REFUND DUE:	$0.00

I hereby certify that the annexed copy for CSAC ACQUISITION NY CORP., File Number 231003003371 has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original. STATE OF NEW YORK DEPARTMENT OF STATE WITNESS my hand and official seal of the Department of State, at the City of Albany, on October 03, 2023. Brendan C. Hughes Executive Deputy Secretary of State Authentication Number: 100004424397 To Verify the authenticity of this document you may access the Division of Corporation's Document Authentication Website at http://ecorp.dos.ny.gov GQ *9» + TE r

Filed with the NYS Department of State on 10/02/2023 Filing Number: 231003003371 DOS ID: 7148985 CERTIFICATE OF INCORPORATION OF CSAC ACQUISITION NY CORP. Under Section 402 of the Business Corporation Law I, the undersigned, being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law ofNew York, do hereby certify: FIRST: The nameof the corporation is CSAC Acquisition NY Corp. SECOND: The purpose or purposes for which it is formed are: 1. To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained. 2. To purchase, receive, take by grant, lease, own, hold, improve, employ, pledge, mortgage or otherwise encumber, use or otherwise acquire and deal in and with real or personal property, or any interest therein, wherever situated. THIRD: The office of the corporation is to be located in the County of Erie and State of New York. FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 5,000 common shares of the par value of $.0001 per share. FIFTH: The Secretary ofState is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is c/o Corporate Creations Network Inc., 600 Mamaroneck Avenue #400, Harrison, NY 10528. SIXTH: No director ofthe corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except as otherwise provided by law. (088209,00000 Business 24387596v1

Filed with the NYS Department of State on 10/02/2023 Filing Number: 231003003371 DOS ID: 7148985 -2- IN WITNESS WHEREOF, the undersigned has hereunto subscribed this Certificate and affirmed it as true under penalties of perjury this 28" day of September, 2023. ! Deborah E. Kalstek, Sole Incorporator c/o Hodgson Russ LLP The Guaranty Building 140 Pearl Street, Ste. 100 Buffalo, NY 14202-4040 (088209,00000 Business 24387596v1

Filed with the NYS Department of State on 10/02/2023 Filing Number: 231003003371 DOS ID: 7148985 CERTIFICATE OF INCORPORATION OF CSAC ACQUISITION NY CORP. Under Section 402 of the Business Corporation Law Filed by: Hodgson Russ LLP Deborah E. Kalstek, Paralegal The Guaranty Bldg., 140 Pearl St., Ste. 100 Buffalo, NY 14202 DRAWDOWN MT (088209,00000 Business 24387596v1